IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF ILLINOIS

UNITED STATES OF AMERICA, Plaintiff, v. EXIDE ILLINOIS, INC., Defendant.	Case No. 01-CR-30035-DRH

ORDER

This matter comes before the Court on the Parties’ Joint Status Report and Motion Regarding Exide’s Compliance with the Court’s Sentencing Order of February 27, 2002, and with the Modified Payment Schedule Set Forth in the Court’s Order of May 31, 2006. (Doc. 74). Having considered the matters set forth in the status report, the Court hereby Orders as follows:

1. The Parties’ Joint Status Report and Motion Regarding Exide’s Compliance with the Court’s Sentencing Order of February 27, 2002, and with the Modified Payment Schedule Set Forth in the Court’s Order of May 31, 2006 (Doc. 74) is accepted.

2. Exide is excused from the requirement to provide adequate security to the United States before the expiration of its term of probation for the remaining unpaid fine amount.

3. All other aspects of the Court’s May 31, 2006 Order remain in full force and effect.

Dated: January 25, 2007.

/s/ David R. Herndon

U.S. District Judge